Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-83676 of ManTech International Corporation on Form S-8 of our report dated June 26, 2007, appearing in this Annual Report on Form 11-K of the ManTech International Corporation 401(k) Plan for the year ended December 31, 2006.

/s/  DELOITTE & TOUCHE LLP

McLean, Virginia

June 26, 2007

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